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                                                                  EXHIBIT 23.3


The Board of Directors
Dunn Computer Corporation:

We consent to incorporation by reference in the Registration Statements (Nos. 333-61557 and 333-52419) on Form S-8 of Dunn Computer Corporation of our report dated November 7, 1997, relating to the combined financial statements of International Data Products, Corp. and combined company as of September 30, 1997 and 1996, and for each of the years in the three-year period ended September 30, 1997, which report appears in the October 31, 1998 annual report on Form 10-K of Dunn Computer Corporation.


                                             KPMG LLP

McLean Virginia
February 12, 1999